UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 6, 2008

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

0-29785	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

No. 4018, Jintian Road, Anlian Plaza

12 F Suite B02, Futian District

Shenzhen, PRC 518026

(Address of principal executive offices and zip code)

011-86-451-8666-6601

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 6, 2008, American Oriental Bioengineering Inc. (the “Company”) issued a press release and hosted a conference call during which the Company’s operating results for the fourth quarter of 2007 and the year ended December 31, 2007 were discussed. The Company also provided guidance for the first quarter of 2008 and the 2008 fiscal year. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1

Press Release dated March 6, 2008 – American Oriental Bioengineering Inc. Reports Fourth Quarter and Full Year 2007 Financial Results.

— Revenue Increased 39.0% to $57.3 Million in 4Q07 and 45.7% to $160.5 Million in FY07 —

— 4Q07 Net Income Increased 39.7% to $15.2 Million, or $0.20 per Diluted Share —

— FY07 Net Income Increased 48.3% to $43.3 Million, or $0.61 per Diluted Share —

— Company Provides Financial Outlook for 1Q08 —

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING INC.

By:	/s/ Tony Liu
Name:	Tony Liu
Title:	Chairman and Chief Executive Officer

Dated: March 12, 2008

Exhibit Index

Exhibit No.	Description
99.1

Press Release dated March 6, 2008 – American Oriental Bioengineering Inc. Reports Fourth Quarter and full year 2007 financial results.

— Revenue Increased 39.0% to $57.3 Million in 4Q07 and 45.7% to $160.5 Million in FY07 —

— 4Q07 Net Income Increased 39.7% to $15.2 Million, or $0.20 per Diluted Share —

— FY07 Net Income Increased 48.3% to $43.3 Million, or $0.61 per Diluted Share —

— Company Provides Financial Outlook for 1Q08 —